VIRUS EQUITY TRUST

VIRTUS INSIGHT TRUST

VIRTUS OPPORTUNITIES TRUST

RESOLUTIONS ADOPTED BY THE BOARD OF TRUSTEES ON JUNE 4, 2013

WITH RESPECT TO THE FIDELITY BOND FOR THE ABOVE-CAPTIONED TRUSTS

RESOLVED:	That, due consideration having been given to the value of the aggregate assets of the Fund to which any officer or employee of the Funds may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Fund, it is hereby determined that a joint Investment Company Blanket Bond in an amount as presented to the Meeting will adequately protect the Funds against larceny and embezzlement by any officer or employee of the Funds, and is in the best interests of the Funds and shareholders, and is hereby approved, subject to final approval by the Chairman of the Funds and Independent Counsel;

FURTHER
RESOLVED:	That due consideration having been given to the amount of the Investment Company Blanket Bond, the coverage of investment advisers, the distributor of the Funds and other affiliated service providers in addition to the parent company of the Funds and Virtus Partners, Inc., and the nature of the activities of such additional insureds, it is hereby determined that an allocation of the aggregate premiums to the Virtus Mutual Funds, on the basis of their aggregate assets after applying that portion of the premiums to those Virtus affiliated parties as presented to the meeting, is fair and reasonable;

FURTHER
RESOLVED:	That the officers of the Funds be, and they hereby are, authorized to acquiesce in the inclusion of other parties to the Investment Company Blanket Bond and the addition of parties to the Joint Insured Bond Agreement, from time to time, in each case upon the advice of counsel and without further approval, provided however, that in the case of the Investment Company Blanket Bond, the minimum coverage for each fund insured by such bond be, in the aggregate, no less than the amount required pursuant to Rule 17g-1 under the Investment Company Act of 1940, as amended; and

FURTHER
RESOLVED:	That the Joint Insurance Bond Agreement among the Funds and the other affiliated open-end and closed-end funds, their affiliated advisers and subadvisers, VP Distributors, LLC, Virtus Fund Services, LLC, Virtus Investment Partners, Inc. and Virtus Partners, Inc., is hereby ratified and approved.

100 Pearl Street, Hartford, CT 06103     800.248.7971

Securities distributed by VP Distributors, LLC

CERTIFICATE OF SECRETARY

OF

VIRUS EQUITY TRUST

VIRTUS OPPORTUNITIES TRUST

(each, a “Trust”)

The undersigned, Kevin J. Carr, being the Senior Vice President, Chief Legal Officer, Counsel and Secretary of each Trust, each a Delaware statutory trust, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of each Trust on June 4, 2013.

IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of September, 2013.

By:	/s/ Kevin J. Carr
Name:	Kevin J. Carr
Title:	Senior Vice President, Chief Legal Officer,
Counsel and Secretary

100 Pearl Street, Hartford, CT 06103     800.248.7971

Securities distributed by VP Distributors, LLC

CERTIFICATE OF SECRETARY

OF

VIRTUS INSIGHT TRUST

(the “Trust”)

The undersigned, Kevin J. Carr, being the Senior Vice President, Chief Legal Officer, Counsel and Secretary of the Trust, a Massachusetts business trust, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of the Trust on June 4, 2013.

IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of September, 2013.

By:	/s/ Kevin J. Carr
Name:	Kevin J. Carr
Title:	Senior Vice President, Chief Legal Officer,
Counsel and Secretary

100 Pearl Street, Hartford, CT 06103     800.248.7971

Securities distributed by VP Distributors, LLC

CERTIFICATE OF SECRETARY

OF

VIRTUS VARIABLE INSURANCE TRUST

(the “Trust”)

The undersigned, Jennifer Fromm, being the Vice President, Chief Legal Officer, Counsel and Secretary of the Trust, a Delaware statutory series trust, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of the Trust on June 14, 2013.

IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of September, 2013.

By:	/s/ Jennifer Fromm
Name:	Jennifer Fromm
Title:	Vice President, Chief Legal Officer, Counsel and Secretary

100 Pearl Street, Hartford, CT 06103     800.248.7971

Securities distributed by VP Distributors, LLC

VIRUS VARIABLE INSURANCE TRUST

RESOLUTIONS ADOPTED BY THE BOARD OF TRUSTEES ON JUNE 14, 2013

WITH RESPECT TO THE FIDELITY BOND FOR THE ABOVE-CAPTIONED TRUST

RESOLVED:	That, due consideration having been given to the value of the aggregate assets of the Series of the Trust to which any officer or employee of the Trust may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Series, it is hereby determined that a joint Investment Company Blanket Bond in an amount as presented to the Meeting will adequately protect the Series against larceny and embezzlement by any officer or employee of the Trust, and is in the best interests of the Series and shareholders, and is hereby approved;

FURTHER
RESOLVED:	That due consideration having been given to the amount of the Investment Company Blanket Bond, the coverage of investment advisers, the distributor of the Series and their applicable affiliates, and the nature of the activities of such additional insureds, it is hereby determined that an allocation of the aggregate premiums among the Series of the Trust on the basis of average net assets after applying a portion of the premium to those certain Virtus affiliated parties as presented at the Meeting, is fair and reasonable;

FURTHER
RESOLVED:	That the officers of the Trust be, and they hereby are, authorized to acquiesce in the inclusion of other parties to the Investment Company Blanket Bond and the addition of parties to the Joint Insured Bond Agreement, from time to time, in each case upon the advice of counsel and without further approval, provided however, that in the case of the Investment Company Blanket Bond, the minimum coverage for each fund insured by such bond be, in the aggregate, no less than the amount required pursuant to Rule 17g-1 under the Investment Company Act of 1940, as amended; and

FURTHER
RESOLVED:	That the Joint Insured Bond Agreement among the Series and the other affiliated open-end and closed-end funds, their affiliated adviser and subadvisers, VP Distributors, LLC, Virtus Fund Services, LLC, Virtus Investment Partners, Inc. and Virtus Partners, Inc. is hereby ratified and approved.

100 Pearl Street, Hartford, CT 06103     800.248.7971

Securities distributed by VP Distributors, LLC

VIRTUS GLOBAL MULTI-SECTOR INCOME FUND

VIRTUS TOTAL RETURN FUND

RESOLUTIONS ADOPTED BY THE BOARD OF TRUSTEES ON MAY 13, 2013

WITH RESPECT TO THE FIDELITY BOND FOR THE ABOVE-CAPTIONED FUNDS

RESOLVED:	That, due consideration having been given to the value of the aggregate assets of the Virtus Total Return Fund and Virtus Global Multi-Sector Income Fund (the “Funds”) to which any officer or employee may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Funds, it is hereby determined that a joint Investment Company Blanket Bond in an amount as presented to the Meeting will adequately protect the Funds against larceny and embezzlement by any officer or employee of the Funds, and is in the best interests of the Funds and shareholders, and is hereby approved;

FURTHER
RESOLVED:	That due consideration having been given to the amount of the Investment Company Blanket Bond, the coverage of investment advisers, the distributor of the Funds in addition to the parent company of the Funds and Virtus Partners, Inc., and the nature of the activities of such additional insureds, it is hereby determined that an allocation of the aggregate premiums to the Funds, on the basis of their aggregate assets as presented to the meeting is fair and reasonable;

FURTHER
RESOLVED:	That the Joint Insured Bond Agreement between the Funds, the other affiliated funds, their affiliated service providers and subadvisers, is hereby approved; and

FURTHER
RESOLVED:	That the officers of the Funds be, and they hereby are, authorized to acquiesce in the inclusion of other parties to the Investment Company Blanket Bond and the addition of parties to the Joint Insured Bond Agreement, from time to time, in each case upon the advice of counsel and without further approval, provided however, that in the case of the Investment Company Blanket Bond, the minimum coverage for each fund insured by such bond be, in the aggregate, not less than the amount required pursuant to Rule 17g-1 under the Investment Company Act of 1940, as amended.

CERTIFICATE OF SECRETARY

OF

VIRTUS GLOBAL MULTI-SECTOR INCOME FUND

VIRTUS TOTAL RETURN FUND

(each a, “Fund”)

The undersigned, William Renahan, being the Vice Preside Secretary, and Chief Legal Officer of each Fund, each a Delaware statutory trust, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of each Fund on May 13, 2013.

IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of September, 2013.

By:	/s/ William Renahan
Name:	William Renahan
Title:	Vice President, Secretary, and Chief Legal Officer

THE ZWEIG FUND, INC.

THE ZWEIG TOTAL RETURN FUND, INC.

RESOLUTIONS ADOPTED BY THE BOARD OF TRUSTEES ON MAY 14, 2013

WITH RESPECT TO THE FIDELITY BOND FOR THE ABOVE-CAPTIONED FUNDS

RESOLVED, that the appropriate officers of the Funds be, and each of them hereby is, authorized, empowered and directed to provide and maintain a Joint Insured Fidelity Bond with the various Virtus funds and their respective investment advisers and distributors (the “Joint Bond”), in the form presented to the Board of Directors, in compliance with the provisions of Rule 17g-1 under the Investment Company Act of 1940;

RESOLVED, that, after consideration of all factors deemed relevant by the Board of Directors, the Joint Bond be in the amount of $25,000,000;

RESOLVED, that the appropriate officers of the Funds be, and each of them hereby is, authorized, empowered and directed to enter into an agreement with all of the other named insureds of the Joint Bond, providing that in the event recovery is received under the Joint Bond as a result of a loss sustained by ZF and/or ZTR and one or more of the other named insureds, the Fund(s) shall receive an equitable and proportionate share of the recovery, but at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by law, in the form of agreement as previously presented to and reviewed by the Board;

RESOLVED, that the portion of the premium for the Joint Bond paid by each Fund be, and hereby is, approved taking all relevant factors into consideration including, but not limited to, the number of the other parties named as insured, the nature of the business activities of such other parties, the amount of the Joint Bond, and the amount of the premium for such Joint Bond, the ratable allocation of the premium among all parties named as insureds, and the extent to which the share of the premium allocated to each Fund is less than the premium the Fund would have had to pay if it had provided and maintained a single insured bond;

RESOLVED, that all of the actions taken by the officers of the Funds prior to the date hereof in providing and maintaining the Joint Bond be, and they hereby are, ratified, confirmed and approved in all respects;

RESOLVED, that William Renahan, Secretary of the Funds, be, and hereby is, designated as the officer responsible for making the necessary filings and giving the notices required by paragraph (g) of Rule 17g-1 under the Investment Company Act of 1940; and

RESOLVED, that the appropriate officers of the Funds be, and each of them hereby is, authorized, empowered and directed to take all such action and to enter into, execute and deliver, on behalf of the Funds, all such further agreements and documents as, in their discretion, they shall deem necessary, advisable, proper or expedient in order to accomplish the purpose and intent of the foregoing resolutions, and to renew the Joint Bond, the execution and delivery of such documents to be conclusive evidence of such approval.

CERTIFICATE OF SECRETARY

OF

THE ZWEIG FUND, INC.

THE ZWEIG TOTAL RETURN FUND, INC.

(each a, “Fund”)

The undersigned, William Renahan, being the Vice President, Secretary, and Chief Legal Officer of each Fund, each a Maryland Corporation, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of each Fund on May 14, 2013.

IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of September, 2013.

By:	/s/ William Renahan
Name:	William Renahan
Title:	Vice President, Secretary, and Chief Legal Officer

DNP SELECT INCOME FUND INC.

DUFF & PHELPS GLOBAL UTILITY INCOME FUND INC.

DUFF & PHELPS UTILITY AND CORPORATE BOND TRUST INC.

DTF TAX-FREE INCOME INC.

RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS ON AUGUST 8, 2013

WITH RESPECT TO THE FIDELITY BOND FOR THE ABOVE-CAPTIONED FUNDS

RESOLVED, that the Board of Directors (the “Board”) of each of DNP Select Income Fund Inc., Duff & Phelps Global Utility Income Fund Inc., Duff & Phelps Utility and Corporate Bond Trust Inc. and DTF Tax-Free Income Inc. (collectively, the “Funds”), including a majority of the directors who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of each Fund (the “Independent Directors”), hereby approves the renewal of each Fund’s fidelity bond coverage jointly with Duff & Phelps Investment Management Co. (“DPIM”), Virtus Fund Services, LLC (“VFS”) and other insureds meeting the requirements of Rule 17g-1(b)(3) under the 1940 Act (the “Joint Fidelity Bond”), in the form presented to the Board, having an aggregate coverage amount equal to at least 120% of the aggregate of the minimum required coverages for each entity insured thereunder, and issued by an insurer having a rating of “A” or higher from A.M. Best Company (“A.M. Best”), with due consideration having been given to all relevant factors including, but not limited to, the value of the aggregate assets of each Fund to which any covered person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets and the nature of the securities in each Fund’s portfolio;

FURTHER RESOLVED, that the Board, including a majority of the Independent Directors, hereby approves the allocation to each Fund of a portion of the premium for the Joint Fidelity Bond in accordance with the following formula: 50% to the insured funds (allocated based on gross assets at August 31, 2013), 25% to the investment advisers of such funds and 25% to VFS, with due consideration having been given to all relevant factors including, but not limited to, the number of the other parties named as insureds, the nature of the business activities of such other parties, the amount of the Joint Fidelity Bond, and the amount of the premium for such bond, the ratable allocation of the premium among all parties named as insureds, and the fact that the share of the premium allocated to each Fund is less than the premium the Fund would have had to pay if it had provided and maintained a single insured bond;

FURTHER RESOLVED, that each Fund shall enter into an agreement with all of the other named insureds under the Joint Fidelity Bond (a “Joint Insured Bond Agreement”), providing that in the event recovery is received under the Joint Fidelity Bond as a result of a loss sustained by the Fund and one or more other named insureds, the Fund shall receive an equitable and proportionate share of the recovery, but at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by Rule 17g-1(d)(1) under the 1940 Act;

FURTHER RESOLVED, that the officers of each Fund be, and they hereby severally are, authorized and directed to execute and deliver, in the name and on behalf of the Fund, a Joint Insured Bond Agreement, in such form as counsel may approve;

FURTHER RESOLVED, that the Secretary of each Fund is designated as the officer responsible for making or causing to be made, on behalf of the Fund, any filings and giving any notices required by Rule 17g-1 under the 1940 Act with respect to the Joint Fidelity Bond and Joint Insured Bond Agreement;

*        *        *         *        *

FURTHER RESOLVED, that the officers of each Fund be, and they hereby are, authorized to acquiesce in the inclusion of other parties to the Joint Insured Bond . . . and the addition of parties to the Joint Insured Bond Agreement, from time to time, in each case upon the advice of counsel and without further approval, provided, however, that in the case of the Joint Insured Bond, the aggregate coverage limit of the bond shall at all times be at least 120% of the aggregate of the minimum required coverage’s for each fund insured under such bond.

CERTIFICATE OF SECRETARY

OF

DNP SELECT INCOME FUND INC.

DUFF & PHELPS GLOBAL UTILITY INCOME FUND INC.

DUFF & PHELPS UTILITY AND CORPORATE BOND TRUST INC.

DTF TAX-FREE INCOME INC.

(each, a “Fund”)

The undersigned, T. Brooks Beittel, being the Secretary of each Fund, each a Maryland corporation, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Directors of each Fund on August 8, 2013.

IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of September, 2013.

By:	/s/ T. Brooks Beittel
Name:	T. Brooks Beittel
Title:	Secretary